Exhibit 3(c)

                            2% Convertible Debenture


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 No.  002
US$ 300,000


                  2% CONVERTIBLE DEBENTURE DUE December ____, 2003

         THIS DEBENTURE is one of a duly authorized issue of Debentures of Alottafun, Inc., a Delaware corporation (the "Company"), designated as its 2% Convertible Debentures, due December__, 2003 (the "Debentures"), in an aggregate principal amount of up to US$400,000.

         FOR VALUE RECEIVED, the Company promises to pay to Lampton, Inc., or registered assigns (the "Holder"), the principal sum of Three Hundred Thousand Dollars (US$ 300,000), on or prior to December ___, 2003 (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of 2% per annum, payable semi annually in arrears. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 6) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made or duly provided for. Interest shall be calculated on the basis of a 360-day year. All accrued and unpaid interest shall bear interest at the rate of 2% per annum from Maturity Date or earlier date on which this Debenture is accelerated, through and including the date of payment. Interest due and payable hereunder shall be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement, dated as of December ___, 1998, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. The principal of this Debenture is payable in shares of common stock of the Company at the time of conversion of part or all of the Debenture in accordance with Section 3 hereof, at the address of the Holder last appearing on the Debenture Register, and if there is an Event of Default or Redemption pursuant to the terms hereof, accrued and unpaid interest shall become due and payable as provided herein. Interest on this Debenture may be paid in shares of common stock of the Company or in cash, at the time of conversion, at the option of the Company. A transfer of the right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

                  Section 1. The Debentures are issuable in denominations of one thousand Dollars (US$1,000.00) and integral multiples of one thousand Dollars (US$1,000.00) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of one thousand Dollars (US$1,000.00). No service charge will be made for such registration of transfer or exchange.

                  Section 2.        Events of Default and Remedies.

         I. "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, by acceleration or otherwise;

                  (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within 30 days after the date on which notice of such failure or breach shall have been given;


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                  (c) the  occurrence  of any event or breach or  default by the
         Company under the Purchase Agreement;

                  (d) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

                  (e) the Company shall default in any of its obligations  under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (f) the Company shall have its Common Stock (as defined in Section 6) delisted from the OTCBB or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five days;

                  (g) the Company shall fail to deliver to the Holder or to the Escrow Agent share certificates representing the Common Shares to be issued upon conversion of the Debentures within 20 calendar days of the Conversion Date;

                  (h) the Company shall issue a Press Release, or otherwise make publicly known, that it was not honoring properly executed Holder Conversion Notices for any reason whatsoever.

         II. (a) If any Event of Default occurs and is continuing, and in every such case, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts of this Debenture, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  (b) Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Note held by it, and to enforce any other legal or equitable right of such holder.



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                  (c) Except or  expressly  provided  for  herein,  the  Company specifically waives all rights it may have (i) to notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares; (ii) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any description; and (iii) releases Holder, its officers, directors, agents, employees and attorneys from all claims for loss, damage caused by any act or failure to act on the part of Holder, its officers, attorneys, agents and employees.

         III. To effectuate the terms and provision of this Debenture, the Holder may send notice of any default to the Company's Attorney-in-Fact (the "Attorney-in-Fact") and request the Attorney-in-Fact, to comply with the terms of this Debenture and the Purchase Agreement and all agreements entered into pursuant to the Purchase Agreement, on behalf of the Company.

                  Section 3.        Conversion

                  (a) This Debenture shall be convertible into shares of Common Stock at the Conversion Ratio, at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. Any conversion under this
Section 3(a) shall be of a minimum principal amount of $10,000.00 of Debentures and the interest due on such amount. The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Conversion Notice") in the manner set forth in Section 3(j). Each Holder Conversion Notice shall specify the principal amount of Debentures and related interest to be converted, and the date on which such conversion is to be effected (the "Holder Conversion Date"). Subject to Section 3, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, the Company shall promptly deliver to the Holder a new Debenture for such principal amount as has not been converted.

                  (b) Not later than ten Trading Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of Debentures and (ii) Debentures in principal amount equal to the principal amount of Debentures not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures, until Debentures are either delivered for conversion to the Company or any transfer agent for the Debentures or Common Stock, or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond (or other adequate security reasonably acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 3(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. In the case of a conversion pursuant to a Holder Conversion Notice, if such certificate or certificates are not delivered by the date required under this Section 3(c), the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion.

         In the event the average closing bid price for the five (5) Trading Days immediately preceeding the Conversion Date of the common stock is less than or equal to $.10, the Company shall notify the Holder within one (1) Business Day of receipt of the Notice of Conversion, if the Company intends to redeem the unconverted amount of the Debenture as provided for in Section 3(c). If the Company opts to redeem the unconverted amount of the Debenture, the Company shall make full payment of the redemption amount as set forth in Section 3(c) hereof within five (5) Business Days of notifying the Holder of the Redemption. If the Company fails to pay to the Holder the redemption amount within five (5) Business Days, then the Conversion shall proceed without delay as the Conversion Date.


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         (c) (i) The  Conversion  Price  for each  Debenture  in  effect  on any
Conversion Date shall be the lesser of (x) $1.25 (the "Fixed Conversion Price") or (y) 65% (sixty-five percent) of the average closing bid price for the five
(5) Trading Days immediately preceding the Conversion Date (the "Floating Conversion Price"). However, in the event the average closing bid price for the five (5) Trading Days immediately preceding the Conversion Date of the common stock is less than or equal to $.10 per share, the Company, at its sole option, may allow the Holder to proceed with the Conversion or may redeem the unconverted amount of the Debentures at 154% of such unconverted amount, plus any accrued and unpaid interest.

         (ii) If the Company,  at any time while any Debentures are outstanding,
(a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Adjusted Conversion Price designated in
Section 3(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.


         (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Adjusted Conversion Price at the record date designated in Section 3(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Adjusted Conversion Price designated in
Section 3(c)(i) pursuant to this Section 3(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Adjusted Conversion Price designated in Section 3(c)(i) shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Adjusted Conversion Price made pursuant to the provisions of this Section 3 after the issuance of such rights or warrants) had the adjustment of the Adjusted Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.


         (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 3(c)(iii) above) then in each such case the Adjusted Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors


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in good faith;  provided,  however that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

         (v) All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

         (vi) In the event the Adjusted Conversion Price is not adjusted pursuant to Section 3(c)(ii), (iii), (iv), or (v), the Company shall promptly redeem the Debentures at 154% of the par value of the Debentures and pay such amount and all accrued interest and dividends to the Holder.

         (vii) Whenever the Adjusted  Conversion  Price is adjusted  pursuant to
Section 3(c)(ii),(iii), (iv) or (v), or redeemed pursuant to Section 3(c)(vi), the Company shall promptly mail to the Holder and to each other holder of Debentures, a notice setting forth the Adjusted Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Debentures then outstanding shall have the right thereafter to convert such Debentures only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

                  (ix)     If:

                           (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or
                                    (B) the  Company  shall  declare  a  special
                                    nonrecurring   cash   dividend   on   or   a
                                    redemption of its Common Stock; or


                           (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or



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                           (E)      the Company shall authorize the voluntary or
                                    involuntary   dissolution,   liquidation  or
                                    winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the Holder and each other holder of Debentures at their last addresses as it shall appear upon the Debenture Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

         (x) Nothing in this agreement shall preclude the Company from issuing employee/director/officer stock options, and any such issuance shall not cause a recalculation of the Conversion Price.


                  (d) If at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the Holder and all other holders of Debentures (different than or distinguished from the effect generally on rights of holders of any class of the Company's capital stock) or if at any time any such conditions are expected to arise by reason of any action contemplated by the Company, the Company shall, at least 30 calendar days prior to the effective date of such action, mail a written notice to each holder of Debentures briefly describing the action contemplated and the material adverse effects of such action on the rights of such holders and an Appraiser selected by the holders of majority in principal amount of the outstanding Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 3), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 3(b) and Section 3(c) hereof) upon the conversion of the aggregate principal amount of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (f) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.


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                  (g) The issuance of certificates for shares of Common Stock on conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) Debentures converted into Common Stock shall be canceled.


                  (i) On the Maturity Date, the Debentures and all interest due thereon shall convert automatically into shares of Common Stock at the lesser of the Fixed Conversion Price or the Floating Conversion Price set forth in Section 3(c)(i).

                  (j) Each Holder Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to the Treasurer of the Company at the facsimile telephone number and address of the principal place of business of the Company. Each Company Conversion Notice shall be given by facsimile and by mail, postage prepaid, addressed to each holder of Debentures at the facsimile telephone number and address of such holder appearing on the books of the Company or provided to the Company by such holder for the purpose of such Company Conversion Notice, or if no such facsimile telephone number or address appears or is so provided, at the principal place of business of the holder. A Conversion Notice must be sent via facsimile no later than 3:00pm on the Holder Conversion Date. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at the facsimile telephone number specified in this Section 3(j), (ii) five days after deposit in the United States mails or (iii) upon actual receipt by the party to whom such notice is required to be given.

                  Section 4. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Adjusted Conversion Price" means the lesser of the Fixed Conversion Price or the Floating Conversion Price one day prior to the record date set for the determination of stockholders entitled to received dividends, distributions, rights, and warrants as provided for in Section 3(c)(ii), (iii) and (iv).

                  "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

                  "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.01 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Date" means the date on which a Conversion Notice is dated.

                  "Conversion Ratio" means, at any time, a fraction, of which the numerator is the principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price at such time.

                  "Escrow Agent" means the Escrow Agent as defined in the Purchase Agreement.

                  "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debtors by its terms.

                  "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number transfers hereof.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Over-The-Counter Bulletin Board ("OTCBB") or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last bid price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on OTCBB or any stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the NASD at the close of business on such date, or (c) if the Common Stock is not quoted by the NASD, the closing bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 3(c)(iv) above) selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTCBB or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the OTCBB or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASD, or (c) if the Common Stock is not quoted on the NASD, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  Section 5. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. The Company may not prepay any portion of the outstanding principal amount on the Debentures.

                  Section 6. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  Section 7. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  Section 8. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.

                  Section 9. All notices or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 3(j).

                  Section 10. Any waiver by the Company or the Holder a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 11. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 12. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.



                  [Signature Page Follows]

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                                        ALOTTAFUN, INC.



Attest: ________________________            __________________________________
                                                        Name: Michael Porter
                                                        Title:   President

                                    EXHIBIT A



                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert the above Debenture No. into shares of Common Stock, par value U.S.$0.01 per share (the "Common Stock"), of Alottafun, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. A fee of $350 will be charged to the Holder for any conversion by the Escrow Agent. No other fees will be charged to the Holder, except for such transfer taxes, if any.



Conversion calculations:

                         Date to Effect Conversion




                         Principal Amount of Debentures to be Converted




                         Interest to be Converted




                         Applicable Conversion Price (to the nearest hundredth)




                         Signature




                         Name




                         Address
Mydoc.11534